UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2005

TOYOTA MOTOR CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

California	1-9961	95-3775816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19001 S. Western Avenue
Torrance, California		90501

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 468-1310

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Toyota Motor Credit Corporation (the “Company”) has identified certain accounting errors primarily relating to its accounting for certain derivative transactions relating to notes and loans payable as governed by Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation” (“FAS 52”). These FAS 133 and FAS 52 errors were discovered in connection with the Company’s practice of reviewing its accounting policies on an ongoing basis.

The Company is currently reviewing certain of its notes and loans payable and derivative transactions accounted for in accordance with accounting policies established by the Company beginning in 2000 upon the Company’s initial adoption of FAS 133 and continuing through the current period. FAS 133 is a complex standard and application of the standard has evolved over time; as a result the Company is reconsidering its previous accounting treatment relating to these derivative instruments and the related notes and loans payable. The FAS 133 and FAS 52 accounting policies under review primarily relate to basis adjustments made to the Company’s notes and loans payable as a result of its derivative hedging and the subsequent income statement amortization and recognition of these adjustments. The Company uses derivative contracts to hedge foreign currency exposure on foreign denominated notes and loans payable and to hedge its interest rate exposure. It does not use derivatives for trading purposes.

The Company has not yet determined whether a financial restatement will be appropriate. The Company believes that the errors primarily involve the timing of revenue and expense recognition and therefore, when corrected, will not affect the Company’s operating cash flows or cash position and thus will not affect the Company’s ability to repay outstanding debt obligations as they become due. Because the Company has not completed its internal review, the Company is not currently in a position to quantify the impact on its financial statements. However, at this time the Company does not believe that the errors, when corrected, will have a significant effect on its financial condition. The Company expects to provide additional information no later than the filing of its next quarterly report on Form 10-Q for the quarter ended December 31, 2004.

Forward-Looking Statements Disclaimer Legend

The above information contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could cause actual results to differ materially from those projected, anticipated or implied. For information concerning these risks and uncertainties, see the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2004. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: February 2, 2005	By: /s/ JOHN F. STILLO
John F. Stillo Vice President and Chief Financial Officer